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                                                               Exhibit 23




      INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement No. 333-49056 of eSpeed, Inc. on Form S-8 of our report dated June 21, 2002, appearing in this Annual Report on Form 11-K of the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald and its Affiliates (formerly the Cantor Fitzgerald Deferral Plan), for the year ended December 31, 2001.



      /S/ DELOITTE & TOUCHE LLP

      June 21, 2002

      New York, New York